================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 ------------------------------------------------------------------------------
                 August 2, 2002 Date of Report (Date of earliest
                                event reported):

                            ELECTRIC FUEL CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                    0-23336               95-4302784
   (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)

                632 Broadway, Suite 301, New York, New York       10012
               (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (212) 529-9200


          (Former name or former address, if changed since last report)



===============================================================================
                                  Page 1 of 43

         On August 12, 2002, Electric Fuel Corporation (the "Registrant") filed a Current Report on Form 8-K relating to, inter alia, its acquisition of I.E.S. Electronics Industries U.S.A., Inc., in which the Registrant indicated its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than 60 days from the date thereof in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K.

         The Registrant hereby amends its Current Report on Form 8-K filed with the SEC on August 12, 2002, as amended on October 11, 2002, by deleting Item 7 in its entirety, and substituting in place and stead thereof a new Item 7, as follows:



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)         Financial Statements of Businesses Acquired
      (i) Balance sheet of I.E.S. Electronics Industries U.S.A., Inc. as of December 31, 2001 and December 31, 2000 and the related statements of profit, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and December 31, 2000.
     (ii) Unaudited condensed interim balance sheet of I.E.S. Electronics Industries U.S.A., Inc. at June 30, 2002 and the related unaudited condensed interim statements of profit, changes in shareholders' equity and cash flows for the six months ended June 30, 2002 and June 30, 2001.
(b)         Pro Forma Condensed Combined Financial Information
      (i) Unaudited pro forma condensed combined balance sheets as of June 30, 2002.
      (ii) Unaudited pro forma condensed combined statement of operation for the six months ended June 30, 2002.
      (iii) Unaudited pro forma condensed combined statement of operation for the year ended December 31, 2001.
(c) Exhibits - The following documents are filed as exhibits to this report:


  Exhibit
  Number                   Description
  ------                   -----------
   2*......Asset Purchase Agreement dated August 2, 2002
23.1.......Consent of Cornelius, Stegent & Price, LLP
23.2.......Consent of Levine, Hughes & Mithuen, Inc.
99.1*......Press release dated August 5, 2002
99.2*......Share Purchase Agreement dated August 2, 2002 [English summary]
------------------------------------
*Previously filed

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ELECTRIC FUEL CORPORATION

                                                    (Registrant)


                                By:            /s/ Robert S. Ehrlich
                                       ----------------------------------------
                                       Name:   Robert S. Ehrlich
                                       Title:  Chairman of the Board. President
                                               and Chief Executive Officer
Dated:   May 8, 2003

                                                                  Item 7(a)(i)
                                                                  ------------









                         I. E. S. ELECTRONICS INDUSTRIES
                                  U.S.A., INC.

                          (A Wholly-owned Subsidiary of
                          Interactive Millennium, Ltd.)

                                FINANCIAL REPORT


                           December 31, 2001 and 2000






                                 C O N T E N T S



                                                                     Page


INDEPENDENT AUDITORS' REPORT                                            1

FINANCIAL STATEMENTS
Balance sheets                                                          2
Statements of operations                                                3
Statements of changes in stockholder's equity                           4
Statements of cash flows                                                5
Notes to financial statements                                        6-14

                                               CORNELIUS, STEGENT & PRICE, LLP
------------------------------------------------------------------------------
4 E. Greenway Plaza, Suite 515                    CERTIFIED PUBLIC ACCOUNTANTS
Houston, Texas 77046-2406
Tel  (713) 840-9300
Fax  (713) 840-0012



Board of Directors
I. E. S. Electronics Industries U. S. A., Inc. Littleton, Colorado


Independent Auditors' Report


We have audited the balance sheet of I. E. S. Electronics Industries U. S. A., Inc. as of December 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of I. E. S. Electronics Industries U. S. A., Inc. as of December 31, 2000 were audited by other auditors whose report dated February 19, 2001, expressed an unqualified opinion of those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the financial position of I. E. S. Electronics
Industries U. S. A., Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

/s/ Cornelius, Stegent & Price, LLP


Houston, Texas
February 6, 2002

LEVINE HUGHES & MITHUEN INC. LOGO
CERTIFIED PUBLIC ACCOUNTANTS


               Report of Independent Certified Public Accountants


                          To the Board of Directors
                          IES Electronics Industries U.S.A. Inc.
                          Littleton, Colorado

CAROL A. CAPPS, CPA        We have audited the  accompanying  balance  sheets of
JOHN M. HUGHES JR., CPA    I.E.S.   Electronics   Industries  U.S.A.,   Inc.  (a
LEE H. JOHNSON, CPA        wholly-owned  subsidiary of  Interactive  Millennium,
STEVEN E. MITHUEN, CPA     Ltd.)  as of  December  31,  2000  and the related
RAYMOND A. SAITA, CPA      statements  of  operations  and  accumulated deficit
R. STEPHEN VAN METER, CPA  and cash  flows  for  the  year  then ended.   These
                           financial    statements   are   the  responsibility
                           of  the  Company's  management.   Our
MAIN OFFICE                responsibility  is to  express  and  opinion on these
6025 S. QUEBEC ST, #375    financial statements based on our audit.
ENGLEWOOD, CO 80111
303-694-1400               We conducted our audit in  accordance  with auditing
303-694-1462 FAX           standards    generally   accepted   in   the   United
www.lhmcpas.com            303-674-8707  States  of  America.   Those  standards
                           require  that we plan and perform the audits in order
                           to obtain  reasonable  assurance  about  whether  the
                           financial    statements    are   free   of   material
                           misstatement.  An audit includes examining, on a test
                           basis,    evidence   supporting   the   amounts   and
SATELLITE OFFICES          disclosures  in the  financial  statements.  An audit
PINE  JUNCTION             also includes  assess the accounting  principles used
STRASBURG                  and significant estimates made by management, as well
303-622-4228               as  evaluating   the  overall   financial   statement
LIMON                      presentation.  We believe  that our audit  provides a
719-775-0503               reasonable basis for our opinion.

                           In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of I.E.S. Electronics Industries U.S.A., Inc (a wholly-owned subsidiary of Interactive Millennium, Ltd.) as of December 31, 2000 and the results of its operations and cash flows for the year then ended, in conformity with accepted accounting principles generally accepted in the United States of America.

                           /s/ Levine, Hughes & Mithuen, Inc.


                           Denver, Colorado
                           February 19, 2001



                   A member of Summit International Associates, Inc., an association of accounting firms with offices throughout the world

BEYOND THE NUMBERS LOGO

                      I. E. S. ELECTRONICS INDUSTRIES U. S.
                     A., INC. (a Wholly-owned Subsidiary of
                          Interactive Millennium, Ltd.)
                                 BALANCE SHEETS
                           December 31, 2001 and 2000

                   ASSETS                                                                 2001                  2000

CURRENT ASSETS
  Cash                                                                             $      346,945     $        390,657
  Certificates of deposit due within one year, including                                  231,905                8,605
      $222,930 restricted collateral deposits in 2001
  Accounts receivable, net of allowance for doubtful
      accounts 2001 - $19,000; 2000 - $146,015                                            452,842            1,965,477
  Inventories, net of reserves (Note 4)                                                   701,940              170,038
  Prepaid expenses and other assets                                                        85,313               66,137
                                                                                   ---------------    -----------------

                  Total current assets                                                  1,818,945            2,600,914

PROPERTY AND EQUIPMENT, net (Note 5)                                                      154,967              172,213

OTHER ASSETS
  Restricted collateral deposits                                                          107,815                    -
  Demo inventory, net of reserves                                                         221,865              148,300
                                                                                   ---------------    -----------------

Total assets                                                                       $    2,303,592     $      2,921,427
                                                                                   ===============    =================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of capital lease obligation (Note 6)                             $        9,130     $          7,741
  Accounts payable and accrued expenses                                                   335,162              295,076
  Advances payable to Israeli parent company (Note 3)                                           -            3,250,014

  Current portion of note payable to Israeli parent
    company, including accrued interest (Note 3)                                                -              345,326

  Deferred warranty revenue                                                               409,840              327,777
                                                                                   ---------------    -----------------

Total liabilities                                                                         754,132            4,225,934
                                                                                   ---------------    -----------------

LONG-TERM CAPITAL LEASE OBLIGATION, net
  of current portion (Note 6)                                                              10,772               19,902
                                                                                   ---------------    -----------------

LONG TERM DEBT, net of current portion (Note 3)                                                 -              886,077

                                                                                   ---------------    -----------------

SUBORDINATED DEBT to Israeli parent (Note 3)                                            1,262,592                    -
                                                                                   ---------------    -----------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Notes 1, 3, and 8)
  Common stock, $.01 par value; authorized 1,700,000 shares ,
    issued and outstanding 1,500,000 shares                                                15,000               15,000
  Additional paid-in capital                                                              261,096               15,000
  Retained earnings (deficit)                                                                   -           (2,240,486)
                                                                                   ---------------    -----------------

Total stockholders' equity                                                                276,096          (2,210,486)
                                                                                   ---------------    -----------------

Total liabilities and stockholders' equity                                         $    2,303,592     $     2,921,427
                                                                                   ===============    =================
See accompanying notes and accountants' report

                    I. E. S. ELECTRONICS INDUSTRIES U. S. A.,
                 INC. (a Wholly-owned Subsidiary of Interactive
                                Millennium, Ltd.)
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2001 and 2000

                                                              2001                   2000

REVENUES                                                $       3,514,054     $         3,400,609

COSTS OF REVENUES                                               1,832,272               2,096,449
                                                        ------------------    --------------------

Gross profit                                                    1,681,782               1,304,160
                                                        ------------------    --------------------

RESEARCH AND DEVELOPMENT EXPENSES                                                          78,827
                                                                   73,919

SALES AND MARKETING EXPENSES                                    1,430,549               1,690,515

GENERAL AND ADMINISTRATIVE EXPENSES                               918,324               1,049,164
                                                        ------------------    --------------------

                                                                2,422,792               2,818,506
                                                        ------------------    --------------------

Operating (loss)                                                 (741,010)             (1,514,346)

OTHER INCOME(EXPENSE):
  Interest income                                                                          12,361
                                                                   13,561
  Interest charged by Israeli parent company                      (53,430)                (81,257)

  Other                                                           (15,983)                      -
                                                        ------------------    --------------------

Net loss                                                $        (796,862)    $        (1,583,242)
                                                        ==================    ====================

See accompanying notes and accountants' report.

                I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC. (a
            Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended December 31, 2001 and 2000



                                                  Common Stock
                                           -------------------------    Additional     Earnings       Retained
                                             Shares        Amount     Paid-in Capital  (Deficit)        Total
                                           -----------  ------------  --------------- ------------   ------------

BALANCE AT JANUARY 1, 2000                  1,500,000   $    15,000   $    15,000     $ (657,244)   $  (657,244)

Comprehensive income
  Net loss                                          -             -             -     (1,583,242)    (1,583,242)
                                           -----------  ------------  --------------- ------------   ------------


BALANCE AT DECEMBER 31, 2000                1,500,000        15,000        15,000     (2,240,486)    (2,210,486)

Comprehensive income
  Net loss                                          -             -      (796,862)      (796,862)

Conversion of loans from Israeli parent
  into corporate stock and related
  corporate readjustment                            -             -       246,096      3,037,348      3,283,444
                                           -----------  ------------  --------------- ------------   ------------

BALANCE AT DECEMBER 31, 2001                1,500,000   $    15,000   $   261,09      $        -     $   276,096
                                           ===========  ============  =============== ============   ============

See accompanying notes and accountants' report.

                      I. E. S. ELECTRONICS INDUSTRIES U. S.
                     A., INC. (a Wholly-owned Subsidiary of
                          Interactive Millennium, Ltd.)
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2001 and 2000

                                                                                           2001                   2000
 Cash Flows From Operating Activities
   Net Loss                                                                           $       (796,862)     $      (1,583,242)
   Adjustments to Reconcile Net Loss to Net Cash
     Provided By Operating Activities:
       Depreciation and amortization                                                            33,179                 26,906
       Allowance for bad debts and sales returns                                              (127,015)               146,015
       (Increase) decrease in accounts receivable                                            1,639,650                815,754
       (Increase) decrease in inventories, net                                                (531,902)               (70,296)
       (Increase) decrease in prepaid expenses and other assets                                (19,546)               (27,656)
       Increase (decrease) in accounts payable and accrued expenses                             40,086                 41,449
       Increase (decrease) in deferred warranty revenue                                         82,063                327,777
                                                                                     ------------------    -------------------

 Net cash provided by operating activities                                                     319,653               (323,293)
                                                                                     ------------------    -------------------

 Cash Flows From Investing Activities
   Restricted collateral deposits                                                            (330,745)                     -
   Purchase of demo inventories, net                                                          (73,565)                (9,800)
   Property and equipment purchases, net                                                      (15,933)               (38,679)
                                                                                     ------------------    -------------------

 Net cash provided by (used in) investing activities                                         (420,243)               (48,479)
                                                                                     ------------------    -------------------

 Cash Flows From Financing Activities
   Payment on capital lease obligations                                                        (7,741)                (5,608)
   Advances and accrued interest from Israeli parent company                                   64,619                260,442


 Net cash provided by financing activities                                                     56,878                254,834
                                                                                     ------------------    -------------------

 Net increase in cash and cash equivalents                                                    (43,712)              (116,938)

 Cash and cash equivalents, beginning of year                                                  390,657                507,595
                                                                                     ------------------    -------------------

 Cash and cash equivalents, end of year                                              $         346,945     $          390,657
                                                                                     ==================    ===================

 Supplemental schedule of noncash investing and financing activities:

   Conversion of loans from Israeli parent into corporate stock                      $       3,283,444     $                -
                                                                                     ------------------    -------------------

 Supplemental cash flow information:
   Interest paid                                                                     $          53,430     $           81,257
                                                                                     ==================    ===================
   Income taxes paid                                                                 $               -     $                -
                                                                                     ==================    ===================

 See accompanying notes and accountants' report.

                          NOTES TO FINANCIAL STATEMENTS

         Note   1.   Nature of Operations and Basis of Presentation

         Organization and Nature of Operations:
         --------------------------------------

         I.E.S. Electronics Industries U. S. A., Inc. ("the Company") originally, was a wholly-owned subsidiary of I. E. S. Electronics Industries, Ltd., an Israeli company. During calendar year 2000, I. E.
         S. Electronics Industries, Ltd., formed a new wholly-owned subsidiary, Interactive Millennium, Ltd. ("Interactive"). Subsequent to the formation of Interactive, I.E.S. Electronics Industries, Ltd., transferred its ownership interest in the Company to Interactive (the "Parent Company"). The Company, which was incorporated in Delaware on November 9, 1995, sells and services state-of-the-art interactive simulation training systems to law enforcement agencies that are predominately based in the United States. The systems are manufactured by the Parent Company and exported to the Company for resale. The Company is economically dependent on the Parent Company to provide the systems, which to date have comprised the majority of the Company's sales.

         Basis of Presentation:
         ----------------------

         For the period from November 9, 1995 through December 31, 2001, the Company accumulated net losses of $3,037,348. During the year ended December 31, 2000, the Company used cash in operating activities of approximately $323,000, and had liabilities in excess of its assets of approximately $2,210,000. Additionally, as shown in the accompanying financial statements, the Company has current year net losses of $796,862 and $1,583,242 for the years ending December 31, 2001 and 2000, respectively. The absence of a demonstrated and consistent period of profitability raises doubt about the Company's ability to generate adequate cash flow during the year ending December 31, 2002. However, management and the Parent Company have reorganized the Company's debt to the Parent Company, as described in the immediately following paragraph, and have agreed to move the manufacturing of systems from the Parent Company to the Parent in an effort to enable the Company to generate adequate cash flow and become profitable. As more fully described in Note 3, the Parent Company made an election to convert debt into common stock at a fair value which approximates book value, and effect a quasi reorganization. Pursuant to the foregoing, the Parent Company made an election with respect to its outstanding debt from the Company of $4,462,592 to convert $3,200,000 of the debt (plus the $83,444 accrued interest) into common stock, and to subordinate the balance of the loan ($1,262,592) to any subsequent third party financing obtained by the Company.

         The accounting treatment of this quasi reorganization was such that, effective December 31, 2001, the Company's balance sheet amounts are carried at fair value, and the readjustment allows for an offset to retained earnings to the full extent of the balance of retained earnings (deficit). The single adjustment was charged first against retained earnings to the full extent of such retained earnings; and the balance was then charged against additional paid-in capital. Consequently, retained earnings at year-end are zero, the additional

                          NOTES TO FINANCIAL STATEMENTS

         capital injection made by the Parent Company is reflected as additional paid-in capital, and the accounting in the future will be similar to that appropriate for a new enterprise. Management's plans also include generating future profitable operations through increased revenue, resulting from the growing acceptance of the Company's products, and decreased expenses, particularly as a result of the movement of production to the U. S. from Israel.

         Note   2.  Summary of Significant Accounting and Reporting Policies

         Revenue Recognition:
         --------------------

         In 2001, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin 101. Accordingly, revenue from product sales to end-users is now recognized when title passes, which for shipments to certain foreign countries is subsequent to product shipment. Title for these shipments ordinarily passes within a week of shipment. This accounting change did not materially impact the Company's results of operations for 2001. The Company recognizes extended warranty revenue under the straight-line method over the term of the Post Contract Support (PCS) agreement based upon historical evidence. Training revenue is recognized as services are performed. Revenues from products are recognized when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the seller's price to the buyer is fixed or determinable, no further obligation remains and collectibility is reasonably assured. The Company does not grant a right of return to its customers.


         Long-Lived Assets:
         ------------------

         The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, (FAS 121) Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. As of December 31, 2001 and 2000, management believes there was no impairment of the Company's long-lived assets. Use of

         Estimates:
         ----------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recorded in the period they become known.

                          NOTES TO FINANCIAL STATEMENTS

         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Cash and Cash Equivalents:
         --------------------------

         For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

         Restricted Collateral Deposits:
         -------------------------------

         Restricted collateral deposits are invested in certificates of deposit and are used as security for a sales contract the Company signed with the Royal Thai Army on September 28, 2001. One $222,930 certificate of deposit matures in August 2002 and the other two totaling $107,815 mature in August 2003.

         Concentrations of Credit Risk:
         ------------------------------

         The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company sells its products to various customers consisting primarily of law enforcement agencies located throughout the United States, in Europe and Asia. Consistent with industry practices, the Company generally does not require collateral when it establishes credit with its customers. Reserves are provided for estimated amounts of accounts receivable that may not be collected.
         During 2000, one customer accounted for approximately 19% of the Company's gross sales revenue. Summary geographic sales information follows:
                               2001                         2000

         North America    $    3,232,376            $    3,030,061
         Europe                  213,678                   370,548
         China                    68,000                         -
                       ----------------------      ------------------------

                          $    3,514,054            $    3,400,609
                       ----------------------      ========================
         Concentrations of Other Risks:

         The Company's financial results are affected by a wide variety of factors, including rapid technological change, competitive pricing pressures and general economic conditions. The Company is exposed to the risk of obsolescence of its inventory depending on the mix of future business. Advertising Costs:

         The Company expenses advertising costs as incurred. Advertising and promotional costs charged to operations for the years ended December 31, 2001 and 2000 were $148,133 and $190,992, respectively.

                          NOTES TO FINANCIAL STATEMENTS

         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Inventories:
         ------------

         Inventory for resale is stated at the lower of cost or market based on the specific identification method. At December 31, 2001 and 2000, there was no reserve for potentially slow-moving and obsolete inventory; the net carrying value of its resale inventory was $701,940 and $170,038 respectively. The reason for the significant increase in inventories is a single large sale to a customer that accounted for approximately 19% of the Company's gross sales revenue, as noted in "Concentrations of Credit Risks," above, resulting in a transfer of substantial inventories from the Parent (at 55% of retail sales price) prior to year end. There was also a significant decrease in receivables during the same period because the inventories were not shipped prior to year end and hence could not be reflected in accounts receivable.

         Demo Inventory:
         ---------------

         Demo inventory, which is stated at cost based on the specific identification method, is utilized by the Company to solicit new business through site demonstrations and equipment loans to prospective customers. These assets are not depreciated or amortized. Management believes the net carrying value of such assets is fully recoverable, principally through exchanges with the Parent Company or sales to independent third parties. At December 31, 2001 and 2000, the Company recognized a reserve of $39,000 and $20,000 resulting in a net carrying value of its demo inventory at $221,865 and $148,300, respectively.

         Property and Equipment:
         -----------------------

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets. Costs of repairs and maintenance are expensed as incurred. Leasehold improvements are generally amortized on a straight-line basis over the life of the lease. Depreciation and amortization expense for the years ended December 31, 2001 and 2000 was $33,179 and $26,906, respectively.

         Research and Development Costs:
         -------------------------------

         The Company expenses research and development costs as incurred. Income
         Taxes: The Company provides for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between the financial reporting and income tax bases of assets and liabilities, using the enacted rates in effect in the years in which the differences are expected to reverse. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The only significant component of the Company's deferred tax assets and liabilities is the deferred tax asset attributable to its net operating losses. The Company's net operating

                                           NOTES TO FINANCIAL STATEMENTS
         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Income Taxes (continued):
         -------------------------

         losses of approximately $2,500,000 for income tax purposes, will expire in years 2011 through 2014.

         A full valuation allowance has been recognized by the Company at December 31, 2001 and 2000. Currently there is no objective measurement of the Company's ability to generate sufficient future taxable income of the appropriate nature and character to provide reasonable assurance that the net deferred tax asset will be recoverable in a timely fashion.

         Fair Value of Financial Instruments:
         ------------------------------------

         The carrying amounts of cash and cash equivalents, and other long-term liabilities approximates fair value at December 31, 2001 and 2000.The carrying value of all other financial instruments potentially subject to valuation risk, principally consisting of accounts receivable, were used to estimate the fair value of financial instruments.

         New Accounting Standards:
         -------------------------

         In August 2001 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin 101, (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, (FAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting for the impairment of long-lived assets. This statement supersedes Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company does not believe that the required adoption of FAS 144 in 2002 will have a material effect on its financial position or results of operations.

         Note 3. Related Party

         Transactions At December 31, 2000, the Company had uncollateralized advances payable of $3,250,014 to the Parent Company, which did not bear interest.

                          NOTES TO FINANCIAL STATEMENTS

         Note   3.         Related Party Transactions (continued)

         The Company also had a promissory note for $1,394,700 payable to the Parent Company, the terms of which provided for payments of principal and 6% interest, payable in equal quarterly installments totaling $324,940 per year, over a period of five years commencing January 1, 2000.

         The outstanding principal balance and accrued interest on the note as of December 31, 2000 was $1,147,959 and $83,444, respectively.

         By the end of calendar year 2001, the advances payable were $3,509,574 and the balance of the note payable was $953,017, for a total of $4,462,592. Effective December 31, 2001, the Parent Company made an election to convert $3,200,000 of the debt (plus the $83,444 accrued interest) into common stock, and to subordinate the balance of the loan ($1,262,592) to any subsequent third party financing obtained by the Company. Pursuant to this conversion, the Parent Company increased its investment in the Company at a fair value which approximated book value on the date of conversion. This conversion was treated for accounting purposes first as a charge against retained earnings to the full extent of such retained earnings ($3,037,348); and the balance of $246,096 was then charged against additional paid-in capital.

         Inventories are generally purchased from the Parent Company at 55% of the Company's retail sales price. The Parent Company provides a right of return for damaged inventory items and extends a warranty on the products sold to the Company's customers. As part of its demonstration of continued financial support, the Parent Company reduced its inventory transfer pricing by 8% in calendar year 2001.

         A summarized roll-forward of the 2001 and 2000 activity between the Company and the Parent Company is as follows:

                                                                2001          2000

Balance at beginning of year                               $ 3,250,014    $ 2,742,831
Net advances (to) by the Parent Company                     (1,138,979)    (1,441,929)
Purchases of inventories for resale and demo inventories     1,858,043      2,300,943
Reimbursed expenses from the Parent Company                   (459,504)      (351,831)
                                                           -----------    -----------
                                                             3,509,574      3,250,014

Conversion to common stock                                  (2,246,983)             -
                                                           -----------    -----------

Balance at end of year                                     $ 1,262,591    $ 3,250,014
                                                           ===========    ===========

         Note   4.         Inventories

                         Inventories consisted of the following:

                                            2001       2000

              Raw material                $144,810   $ 82,567

              Work in process               25,202          -
              Finished goods               531,928     87,471
                                          --------   --------

                                          $701,940   $170,038
                                          ========   ========

                                           NOTES TO FINANCIAL STATEMENTS
         Note   5.

         Major classifications of property and equipment are summarized below:

                                                Cost                   Accumulated             Net Book
                                              Or Basis                Depreciation              Value
                                        ----------------------    ----------------------  -------------------
At December 31, 2001:
  Leasehold improvements                 $           75,220       $              41,919   $       33,301
  Furniture and equipment                           162,271                      40,605          121,666
                                        ----------------------    ----------------------  -------------------

Total                                    $          237,491       $              82,524   $      154,967
                                        ======================    ======================  ===================

                                                Cost                   Accumulated             Net Book
                                              Or Basis                Depreciation              Value
                                        ----------------------    ----------------------  -------------------
At December 31, 2000:
  Leasehold improvements                $            74,926       $              26,888   $       48,038
  Furniture and equipment                           154,344                      30,169          124,175
                                        ----------------------    ----------------------  -------------------

Total                                   $           229,270       $              57,057   $      172,213
                                        ======================    ======================  ===================

         Note   6.

         Operating Leases:

         The Company leases its office space under a non-cancelable operating lease. The lease provides for monthly rental payments, including real estate taxes and other operating costs. The lease provides standard rent escalation and renewal options. The aggregate future minimum lease commitments are as follows for years ending December 31:

           2002                    $            96,231
           2003                                100,681
           2004                                110,694
           2005                                 86,775
                                   ----------------------
                                   $           394,381
                                   ======================

         The Company also leases a copier under the terms of a non-cancelable operating lease. The lease calls for minimum monthly payments of $335 for a set minimum usage and expires in October 2003. Additional monthly rent is required on usage over the minimum levels as defined in the lease agreement. Rent expense for the year ended December 31, 2001 and 2000 was approximately $125,577 and $77,090, respectively.

                          NOTES TO FINANCIAL STATEMENTS
         Note   6.

         Capital Leases:

         During 2000, the Company entered into three capital lease agreements to acquire office equipment. The cost of the equipment acquired was $33,250. Depreciation expense of $5,167 and $2,226 was taken on this equipment during the years ended December 31, 2001 and 2000, respectively. The present value of minimum capital leases payments are as follows for years ended December 31:

          2002                                           $           9,130
          2003                                                       7,178
          2004                                                       3,594
                                                        -----------------------
          Total minimum lease payments                              19,902
          Less current portion                                       9,130
                                                        -----------------------
                                                        $           10,772
                                                        =======================

         Note   7.         Employee Benefit Plan

         Effective January 1, 1999, the Company adopted a Savings Incentive Match Plan for Employees (SIMPLE), which covers substantially all employees. Contributions to the plan are fixed at 3%. The amounts funded are based on the employees elective deferrals. The Company contributed approximately $13,309 and $7,874 to the plan for the years ending December 31, 2001 and 2000, respectively.

         Note 8. Common Stock Options

         During January 1999, the Company's Board of Directors approved the adoption of the 1998 Stock Option Plan (the "Plan"). The Plan, as adopted, provides for the reservation of 200,000 shares of the Company's common stock for issuance pursuant to the Plan. Under the Plan, the Company may grant options to purchase common stock to employees, directors and consultants of the Company. Generally, the options vest and may be exercised, as to 1/3 (one-third) of the total options granted one year from the date of grant. Thereafter, the remaining options vest and may be exercised as to 1/12 (one-twelfth) of the shares subject to the option grant for each full quarter completed. The stock options are granted at fair market value on the date of grant, expire ten years from that date and are nontransferable.

                          NOTES TO FINANCIAL STATEMENTS

         During 1999, the Company granted 27,200 options to purchase shares of its common stock at $1.18 expiring on April 1, 2009. There were no options granted or exercised during the year ended December 31, 2001 and 2000.
         Note 8. Common Stock Options (continued) The activity under the Company's Plan is set forth below:

                                                          Outstanding  Options
                                    ------------------------------------------------------------------
                                                                   Aggregate      Weighted Average
                                     Number of      Range          Exercise       Exercise Price
                                     Options        Per Share      Price          Per Share

Balance, January 1, 2000                     23,800     $    1.18 $       28,084        $       1.18
Options granted

Options canceled                            (3,400)          1.18         (4,012)               1.18
Options repurchased
Options exercised
                                    ----------------              ----------------


Balance, December 31, 2000                   20,400          1.18          24,072                1.18
Options granted
Options canceled
Options repurchased
Options exercised
                                    ----------------              ----------------


Balance, December 31, 2001                   20,400     $    1.18 $        24,072        $       1.18
                                    ================              ================

         The weighted average fair value of options granted during 1999 was $1.18 per share. The Company adopted the provisions of SFAS No. 123, Accounting for Stock Based Compensation, effective for year 1999 for all issuances of stock options to non employees of the Company. The Company will continue to apply Accounting Principles Board Opinion No. 25,Accounting for Stock Issued to Employees, for all issuances of stock to its employees. Generally, all stock options issued to the Company's employees, pursuant to the Plan, are non-compensatory. No compensation cost has been recognized to date. Generally, stock options granted during 1999 will not begin to vest until April 2000. There were no options granted during year 2001 and 2000, and the Company canceled 3,400 option shared due to employee terminations.

                                                                  Item 7(a)(ii)
                                                                  -------------







                         I. E. S. ELECTRONICS INDUSTRIES
                                  U.S.A., INC.

                          (A Wholly-owned Subsidiary of
                        I.E.S Interactive Training, Ltd.)

                              FINANCIAL STATEMENTS

                             JUNE 30, 2002 and 2001













                                                  C O N T E N T S

                                                                     Page

FINANCIAL STATEMENTS
Balance sheets                                                         2
Statements of operations                                               3
Statements of changes in stockholder's equity                          4
Statements of cash flows                                               5
Notes to financial statements                                       6-14

I. E. S.  ELECTRONICS  INDUSTRIES U. S. A., INC.
(A  Wholly-owned  Subsidiary of I.E.S Interactive Training, Ltd.)
BALANCE SHEETS
June 30, 2002 and 2001

ASSETS                                                                         2002                      2001

CURRENT ASSETS
  Cash                                                                $         41,917         $         257,621
  Certificates of deposit due within one year, including
      $222,930 restricted collateral deposits at June 30, 2002                 232,001                     8,798
  Accounts receivable, net of allowance for doubtful
      accounts 2002 - $19,000; 2001 - $58,915                                2,023,299                   891,769
  Inventories, net of reserves (Note 4)                                        284,341                   207,384
  Prepaid expenses and other assets                                            101,547                    56,229
                                                                     -----------------------   ----------------------

Total current assets                                                         2,683,105                 1,421,801

PROPERTY AND EQUIPMENT, net (Note 5)                                           141,521                   158,647

OTHER ASSETS

  Restricted collateral deposits                                               107,815                         -
  Demo inventory, net of reserves                                              255,255                   148,300
                                                                     -----------------------   ----------------------

Total assets                                                          $      3,187,696         $       1,728,748
                                                                     =======================   ======================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of capital lease obligation (Note 6)                $           8,730        $           9,130
  Accounts payable and accrued expenses                                       1,010,649                  250,471
  Advances payable to Israeli parent company (Note 3)                                 -                2,852,307
  Current portion of note payable to Israeli parent company,
  including  accrued interest (Note 3)                                                -                  345,326
  Deferred warranty revenue                                                     260,609                  364,541
                                                                     -----------------------   ----------------------

Total current liabilities                                                     1,279,988                3,821,775
                                                                     -----------------------   ----------------------

LONG-TERM CAPITAL LEASE OBLIGATION, net

  of current portion (Note 6)                                                     6,796                  14,802
                                                                     -----------------------   ----------------------

LONG TERM DEBT, net of current portion (Note 3)                                       -                 757,086
                                                                     -----------------------   ----------------------



SUBORDINATED DEBT to Israeli parent (Note 3)                                  1,804,735                       -
                                                                     -----------------------   ----------------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Notes 1, 3 and 8)
  Common stock, $.01 par value; authorized 1,700,000 shares,

    issued and outstanding 1,500,000 shares                                      15,000                  15,000

  Additional paid-in capital                                                    261,096                  15,000
  Retained earnings (deficit)                                                  (179,919)             (2,894,915)
                                                                     -----------------------   ----------------------

Total stockholders' equity                                                       96,177              (2,864,915)
                                                                     -----------------------   ----------------------

Total liabilities and stockholders' equity                            $       3,187,696        $      1,728,748
                                                                     =======================   ======================

See accompanying notes and accountants' report.

I. E. S.  ELECTRONICS  INDUSTRIES U. S. A., INC.
(A  Wholly-owned  Subsidiary of I.E.S Interactive Training, Ltd.)
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2002 and 2001

                                                                                  2002                  2001

REVENUES                                                                   $     2,961,854      $       1,578,477

COSTS OF REVENUES                                                                1,852,696                872,161
                                                                          -------------------   --------------------

Gross Profit                                                                     1,109,158                706,316
                                                                          -------------------   --------------------

RESEARCH AND DEVELOPMENT EXPENSES                                                  136,049                 37,636

SALES AND MARKETING EXPENSES                                                       629,817                792,187

GENERAL AND ADMINISTRATIVE EXPENSES                                                525,414                488,275
                                                                          -------------------   --------------------

                                                                                 1,291,280              1,318,098
                                                                          -------------------   --------------------

Income (loss) from operations                                                     (182,122)              (611,782)

OTHER INCOME(EXPENSE):
  Interest income                                                                      349                 10,759
  Interest charged by Israeli parent company                                             -                (35,520)
  Other                                                                              1,854                (17,887)
                                                                          -------------------   --------------------

Net income (loss)                                                          $       (179,919)    $        (654,430)
                                                                          ===================   ====================

See accompanying notes and accountants' report.

I. E. S.  ELECTRONICS  INDUSTRIES U. S. A., INC.
(A  Wholly-owned  Subsidiary of I.E.S Interactive Training, Ltd.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                 Common Stock                           Retained
                                           -------------------------- Additional        Earnings
                                              Shares        Amount    Paid-in Capital   (Deficit)        Total
                                           ------------- ------------ --------------- -------------- --------------
BALANCE AT JANUARY 1, 2001                  1,500,000    $    15,000  $      15,000   $ (2,240,486)  $ (2,210,486)

Comprehensive income
  Net loss for six months                                                                 (654,430)      (654,430)
                                           ------------- ------------ --------------- -------------- --------------


BALANCE AT JUNE 30, 2001                    1,500,000         15,000         15,000     (2,894,916)    (2,864,916)

Comprehensive income
  Net loss for six months                           -              -                      (142,432)      (142,432)

Conversion of loans from Israeli parent
  into corporate stock and related
  corporate readjustment (audited)                  -              -        246,096      3,037,348      3,283,444
                                           ------------- ------------ --------------- -------------- --------------
BALANCE AT DECEMBER 31, 2001                1,500,000         15,000        261,096              -        276,096

Comprehensive income
  Net income for six months                                                               (179,919)      (179,919)
                                           ------------- ------------ --------------- -------------- --------------

BALANCE AT  JUNE 30, 2002                   1,500,000    $    15,000  $     261,096   $   (179,919)  $     96,177
                                           ============= ============ =============== ============== ==============


I. E. S.  ELECTRONICS  INDUSTRIES U. S. A., INC.
(a  Wholly-owned  Subsidiary of Interactive Millennium, Ltd.)
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2002 and 2001

                                                                                           2002               2001
Cash Flows From Operating Activities
  Net income (loss)                                                                $     (179,919)    $     (654,430)
  Adjustments to Reconcile Net Loss to Net Cash
    Provided By Operating Activities:
      Depreciation and amortization                                                        17,068             17,509
      Allowance for bad debts and sales returns                                                 -            (87,100)
      (Increase) decrease in accounts receivable                                       (1,570,457)         1,160,808
      (Increase) decrease in inventories, net                                             417,599            (37,346)
      (Increase) decrease in prepaid expenses and other assets                            (16,234)             9,908
      Increase (decrease) in accounts payable and accrued expenses                        675,487            (44,605)
      Increase (decrease) in deferred warranty revenue                                   (149,231)            36,764
                                                                                  ------------------  -----------------

Net cash provided by operating activities                                                (805,687)           401,508
                                                                                  ------------------  -----------------

Cash Flows From Investing Activities
  Certificates of deposit                                                                     (96)              (193)
  Purchase of demo inventories, net                                                       (33,390)                 -
  Property and equipment purchases, net                                                    (3,622)            (3,943)
                                                                                  ------------------  -----------------

Net cash provided by (used in) investing activities                                       (37,108)            (4,136)
                                                                                  ------------------  -----------------

Cash Flows From Financing Activities
  Payment on capital lease obligations                                                     (4,376)            (3,710)
  Payment on long-term debt                                                                     -           (128,991)
  Advances and accrued interest from Israeli parent company                               542,143           (397,707)
  Conversion of loans from Israeli parent into corporate stock                                  -                  -
                                                                                  ------------------  -----------------

Net cash provided by financing activities                                                 537,767           (530,408)
                                                                                  ------------------  -----------------

Net increase in cash and cash equivalents                                                (305,028)          (133,036)

Cash and cash equivalents, beginning of year                                              346,945            390,657
                                                                                  ------------------  -----------------

Cash and cash equivalents, end of year                                             $       41,917     $      257,621
                                                                                  ==================  =================

Supplemental cash flow information:
  Interest paid                                                                    $        1,816     $       35,520
                                                                                  ==================  =================
  Income taxes paid                                                                $            -     $            -
                                                                                  ==================  =================

See accompanying notes and accountants' report.

                          NOTES TO FINANCIAL STATEMENTS

Note   1.         Nature of Operations and Basis of Presentation

         Organization and Nature of Operations:

         I. E. S. Electronics Industries U. S. A., Inc. ("the Company") originally, was a wholly-owned subsidiary of I. E. S. Electronics Industries, Ltd., an Israeli company. During calendar year 2000, I. E.
         S. Electronics Industries, Ltd., formed a new wholly-owned subsidiary, Interactive Millennium, Ltd. ("Interactive"). Subsequent to the formation of Interactive, I. E. S. Electronics Industries, Ltd., transferred its ownership interest in the Company to Interactive (the "Parent Company"). During 2002, Interactive changed its name from Interactive Millennium, Ltd. to IES. Interactive Training, Ltd. The Company, which was incorporated in Delaware on November 9, 1995, sells and services state-of-the-art interactive simulation training systems to law enforcement agencies that are predominately based in the United States. The systems are manufactured by the Parent Company and exported to the Company for resale. The Company is economically dependent on the Parent Company to provide the systems, which to date have comprised the majority of the Company's sales.

         Basis of Presentation:

         The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. In the opinion of the Company, the unaudited financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. These financial statements and notes should be read in conjunction with the Company's audited financial statements and notes thereto. Operating revenues and expenses for any interim period are not necessarily indicative of results for a full year.

         As more fully described in Note 3, the Parent Company made an election to convert debt into common stock, and effect a quasi reorganization whereby, effective December 31, 2001, its balance sheet amounts are carried at fair value, and the readjustment allows for an offset to retained earnings to the full extent of the balance of retained earnings (deficit). Consequently, retained earnings at December 31, 2001 are zero, the additional capital injection made by the Parent Company is reflected as additional paid-in capital, and the accounting in the future will be similar to that appropriate for a new enterprise. Management's plans also include generating future profitable operations through increased revenue, resulting from the growing acceptance of the Company's products, and decreased expenses, particularly as a result of the movement of production to the U. S. from Israel.

                          NOTES TO FINANCIAL STATEMENTS



         During the period from June 30, 2001 to June 30, 2002, the Company's total current liabilities decreased from $3,821,775 to $1,279,988, and its total assets increased from $1,728,748 to $3,187,696. The primary reason for the significant decrease in liabilities and increase in assets was a quasi reorganization accomplished effective December 31 2001, pursuant to which a total of $3,283,444 in debt to the Parent Company was converted into common stock at a fair value which approximates book value on the date of conversion.

         Note   2.     Summary of Significant Accounting and Reporting Policies

         Revenue Recognition:
         --------------------

         In 2001, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin 101. Accordingly, revenue from product sales to end-users is now recognized when title passes, which for shipments to certain foreign countries is subsequent to product shipment. Title for these shipments ordinarily passes within a week of shipment. This accounting change did not materially impact the Company's results of operations for 2001. The Company recognizes extended warranty revenue under the straight-line method over the term of the Post Contract Support (PCS) agreement based upon historical evidence. Training revenue is recognized as services are performed.

         Revenues from products are recognized when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the seller's price to the buyer is fixed or determinable, no further obligation remains and collectibility is reasonably assured. The Company does not grant a right of return to its customers.

         Long-Lived Assets:
         ------------------

         The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. As of June 30, 2002 and 2001, management believes there was no impairment of the Company's long-lived assets.

         Use of Estimates:
         -----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recorded in the period they become known.

                          NOTES TO FINANCIAL STATEMENTS


         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Cash and Cash Equivalents:
         --------------------------

         For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

         Restricted Collateral Deposits:
         -------------------------------

         Restricted collateral deposits are invested in certificates of deposit and are used as security for a sales contract the Company signed with the Royal Thai Army on September 28, 2001. One $222,930 certificate of deposit matures in August, 2002 and the other two totaling $107,815 mature in August, 2003.

         Concentrations of Credit Risk:
         ------------------------------

         The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000.

         The Company sells its products to various customers consisting primarily of law enforcement agencies located throughout the United States, in Europe and Asia. Consistent with industry practices, the Company generally does not require collateral when it establishes credit with its customers. Reserves are provided for estimated amounts of accounts receivable that may not be collected.

         In each of 2002 and 2001, approximately 46% and 13% of the Company's gross sales revenue resulted from one major customer, respectively. Summary geographic sales information follows:

                               2002                              2001

North America           $      1,300,808                  $      1,527,727
Europe                           172,694                            50,750
Thailand                       1,488,352                                 -
                       ---------------------             ---------------------

                        $      2,961,854                  $      1,578,477
                       =====================             =====================

         Concentrations of Other Risks:
         ------------------------------


         The Company's financial results are affected by a wide variety of factors, including rapid technological change, competitive pricing pressures and general economic conditions. The Company is exposed to the risk of obsolescence of its inventory depending on the mix of future business.

                          NOTES TO FINANCIAL STATEMENTS


         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Advertising Costs:
         ------------------

         The Company expenses advertising costs as incurred. Advertising and promotional costs charged to operations for the six month periods ended June 30, 2002 and 2001 were $10,306 and $9,633, respectively.

         Inventories:
         ------------

         Inventories for resale are stated at the lower of cost or market based on the specific identification method. At June 30, 2002 and 2001, there was no reserve for potentially slow-moving and obsolete inventory; the net carrying value of its resale inventory was $284,341 and $207,384 respectively.

         Demo Inventory:
         ---------------

         Demo inventory, which is stated at cost based on the specific identification method, is utilized by the Company to solicit new business through site demonstrations and equipment loans to prospective customers. These assets are not depreciated or amortized. Management believes the net carrying value of such assets is fully recoverable, principally through exchanges with the Parent Company or sales to independent third parties. At June 30, 2002 and 2001, the Company recognized a reserve of $-0- and $20,000 resulting in a net carrying value of its demo inventories at $255,255 and $148,300, respectively.

         Property and Equipment:
         -----------------------


         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets. Costs of repairs and maintenance are expensed as incurred. Leasehold improvements are generally amortized on a straight-line basis over the life of the lease. Depreciation and amortization expense for the six month periods ended June 30, 2002 and 2001 was $17,072 and $17,509, respectively.


         Research and Development Costs:
         -------------------------------

         The Company expenses research and development costs as incurred.

         Income Taxes:
         -------------

                  The Company provides for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between the financial reporting and income tax bases of assets and liabilities, using the enacted rates in effect in the years in which the differences are expected to reverse.

                          NOTES TO FINANCIAL STATEMENTS


         Note 2. Summary of Significant Accounting and Reporting Policies (continued)

         Income Taxes:


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The only significant component of the Company's deferred tax assets and liabilities is the deferred tax asset attributable to its net operating losses. The Company's net operating losses of approximately $2,500,000 for income tax purposes, will expire in years 2011 through 2014. A full valuation allowance has been recognized by the Company at June 30, 2002 and 2001. Currently there is no objective measurement of the Company's ability to generate sufficient future taxable income of the appropriate nature and character to provide reasonable assurance that the net deferred tax asset will be recoverable in a timely fashion.

         Fair Value of Financial Instruments:

         The carrying amounts of cash and cash equivalents, and other long-term liabilities approximates fair value at June 30, 2002 and 2001. The carrying value of all other financial instruments potentially subject to valuation risk, principally consisting of accounts receivable, were used to estimate the fair value of financial instruments.

         New Accounting Standards:

         In August 2001 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin 101, (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, (FAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting for the impairment of long-lived assets. This statement supersedes Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company does not believe that the required adoption of FAS 144 in 2002 will have a material effect on its financial position or results of operations.

         Note   3.         Related Party Transactions

         At December 31, 2000, the Company had uncollateralized advances payable of $3,250,014 to the Parent Company, which did not bear interest.

                          NOTES TO FINANCIAL STATEMENTS



         Note   3.         Related Party Transactions (continued)

         The Company also had a promissory note for $1,394,700 payable to the Parent Company, the terms of which provided for payments of principal and 6% interest, payable in equal quarterly installments totaling $324,940 per year, over a period of five years commencing January 1, 2000. The outstanding principal balance and accrued interest on the note as of December 31, 2000 was $1,147,959 and $83,444, respectively.

         By the end of calendar year 2001, the advances payable were $3,509,574 and the balance of the note payable was $953,017, for a total of $4,462,592. Effective December 31, 2001, the Parent Company made an election to convert $3,200,000 of the debt (plus the $83,444 accrued interest) into common stock, and to subordinate the balance of the loan ($1,262,592) to any subsequent third party financing obtained by the Company.

         Inventories are generally purchased from the Parent Company at 55% of the Company's retail sales price. The Parent Company provides a right of return for damaged inventory items and extends a warranty on the products sold to the Company's customers. As part of its demonstration of continued financial support, the Parent Company reduced its inventory transfer pricing by 8% in calendar year 2001.

         A summarized roll-forward of the 2002 and 2001 activity between the Company and the Parent Company is as follows:

                                                                                  2002                          2001

Balance at beginning of year                                           $        1,262,591              $         3,250,014
Net advances (to) by the Parent Company                                           225,000                       (1,235,000)
Purchases of inventories for resale and demo inventories                          326,725                          837,293

Reimbursed expenses from the Parent Company                                        (9,581)                               -
                                                                      ------------------------------   -----------------------

Balance at June 30                                                     $        1,804,735              $         2,852,307
                                                                      ==============================   =======================

         Note   4.    Inventories

Inventories consisted of the following:

                                                 2002           2001

Raw material                       $                -     $               -
Work in process                                     -                     -
Finished goods                                284,341               207,384
                                  ----------------------  -------------------

                                   $          284,341     $         207,384
                                  ======================  ===================

                          NOTES TO FINANCIAL STATEMENTS


         Note   5.         Property and Equipment

         Major classifications of property and equipment are summarized below:

                                             Cost                   Accumulated                  Net Book
                                           Or Basis                 Depreciation                   Value
                                   ------------------------  --------------------------   -----------------------
At June 30, 2002:
  Leasehold improvements            $           75,220        $           49,442           $        25,778
  Furniture and equipment                      161,892                    46,149                   115,743
                                   ------------------------  --------------------------   -----------------------

Total                               $         237,112         $           95,591           $       141,521
                                   ========================  ==========================   =======================

                                             Cost                   Accumulated                  Net Book
                                           Or Basis                 Depreciation                   Value
                                   ------------------------  --------------------------   -----------------------
At June 30, 2001:
  Leasehold improvements            $           83,210        $           34,400           $        48,810
  Furniture and equipment                      142,291                    32,454                   109,837
                                   ------------------------  --------------------------   -----------------------

Total                               $         225,501         $           66,854           $      158,647
                                   ========================  ==========================   =======================


         Note   6.         Commitments

         Operating Leases:

                  The Company leases its office space under a non-cancelable operating lease. The lease provides for monthly rental payments, including real estate taxes and other operating costs. The lease provides standard rent escalation and renewal options. The aggregate future minimum lease commitments are as follows for years ending December 31:

                       2002          $           96,231
                       2003                     100,681
                       2004                     110,694
                       2005                      86,775
                                    ----------------------

                                     $          394,381
                                    ======================

         The Company also leases a copier under the terms of a non-cancelable operating lease. The lease calls for minimum monthly payments of $335 for a set minimum usage and expires in October 2003. Additional monthly rent is required on usage over the minimum levels as defined in the lease agreement. Rent expense for the six month periods ended June 30, 2002 and 2001 was approximately $60,734 and $61,037, respectively.

                          NOTES TO FINANCIAL STATEMENTS

         Note   6.         Commitments (continued)


         Capital Leases:


         During 2000, the Company entered into three capital lease agreements to acquire office equipment. The cost of the equipment acquired was $33,250. Depreciation expense of $2,583 was taken on this equipment during each of the six month periods ended June 30, 2002 and 2001.

         The present value of minimum capital leases payments are as follows:

             2002                                    $         8,730
             2003                                              3,589
             2004                                              3,207
                                                     ---------------
             Total minimum lease payments                     15,526
             Less current portion                              8,730
                                                     ---------------
                                                     $         6,796
                                                     ===============

         Note   7.         Employee Benefit Plan


         Effective January 1, 1999, the Company adopted a Savings Incentive Match Plan for Employees (SIMPLE), which covers substantially all employees. Contributions to the plan are fixed at 3%. The amounts funded are based on the employees elective deferrals. The Company contributed approximately $1,339 and $792 to the plan for the six month periods ending June 30, 2002 and 2001, respectively.


         Note   8.         Common Stock Options


         During January 1999, the Company's Board of Directors approved the adoption of the 1998 Stock Option Plan (the "Plan"). The Plan, as adopted, provides for the reservation of 200,000 shares of the Company's common stock for issuance pursuant to the Plan. Under the Plan, the Company may grant options to purchase common stock to employees, directors and consultants of the Company. Generally, the options vest and may be exercised, as to 1/3 (one-third) of the total options granted one year from the date of grant. Thereafter, the remaining options vest and may be exercised as to 1/12 (one-twelfth) of the shares subject to the option grant for each full quarter completed. The stock options are granted at fair market value on the date of grant, expire ten years from that date and are nontransferable. During 1999, the Company granted 27,200 options to purchase shares of its common stock at $1.18 expiring on April 1, 2009. There were no options granted or exercised during the six month periods ended June 30, 2002 and 2001.

                          NOTES TO FINANCIAL STATEMENTS


         Note   8.         Common Stock Options (continued)


         The activity under the Company's Plan is set forth below:




                                                            Outstanding Options
                         -----------------------------------------------------------------------------------------
                                                                             Aggregate        Weighted Average
                                 Number of                Range              Exercise          Exercise Price
                                  Options               Per Share              Price              Per Share

Balance, January 1, 2002           20,400            $         1.18      $      24,072       $        1.18

Options granted
Options canceled
Options repurchased
Options exercised
                         -------------------------                      -------------------
Balance, June 30, 2002             20,400                      1.18             24,072                1.18

Balance, January 1, 2001           20,400                      1.18             24,072                1.18
Options granted
Options canceled
Options repurchased
Options exercised
                         -------------------------                      -------------------


Balance, June 30, 2001             20,400            $         1.18     $       24,072       $        1.18
                         =========================                      ===================




         The weighted average fair value of options granted during 1999 was $1.18 per share. The Company adopted the provisions of SFAS No. 123, Accounting for Stock Based Compensation, effective for year 1999 for all issuances of stock options to non employees of the Company. The Company will continue to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees, for all issuances of stock to its employees. Generally, all stock options issued to the Company's employees, pursuant to the Plan, are non-compensatory. No compensation cost has been recognized to date. Generally, stock options granted during 1999 will not begin to vest until April 2000. There were no options granted during year 2001 and 2000, and the Company canceled 3,400 option shared due to employee terminations.

                                                  Item 7(b)(i), (ii) and (iii)
                                                  ----------------------------


                            ELECTRIC FUEL CORPORATION

                  AND I.E.S. ELECTRONIC INDUSTRIES U.S.A., INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of Electric Fuel Corporation of substantially all the assets of I.E.S. Electronic Industries U.S.A., Inc. (I.E.S.) under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

         The following unaudited pro forma condensed combined balance sheet as of June 30, 2002 gives effect to the acquisition of substantially all the assets of I.E.S. as if it had occurred on such date, and reflects the allocation of the purchase price to the I.E.S. assets acquired based on their estimated fair values at the date of acquisition. The excess of the consideration paid by Electric Fuel in the acquisition over the fair value of I.E.S. identifiable assets and liabilities has been recorded as goodwill.

         The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Electric Fuel and I.E.S. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001, give effect to the acquisition as if it had occurred on January 1, 2002 and January 1, 2001, respectively, and combine the historical unaudited statements of operations of Electric Fuel and I.E.S. for such period. Integration costs are not included in the accompanying unaudited pro forma condensed combined financial statements. This pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of Electric Fuel and I.E.S., for the year ended December 31, 2001 and for the six month period ended June 30, 2002, appearing elsewhere herein.

         Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Electric Fuel and I.E.S. and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that Electric Fuel believes are reasonable and that are set forth in the notes to the unaudited pro forma condensed combined financial statements.

                         PRO FORMA FINANCIAL INFORMATION
    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

            PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2002
                                  U.S. DOLLARS

                                                 Electric
                                                   Fuel            I.E.S.         Pro forma      References       Combined
                                              ---------------- ---------------  --------------- -------------- ----------------
CURRENT ASSETS:
Cash and cash equivalent                        $ 10,452,924        $ 41,917     $ (3,000,000)  A                $ 7,494,841
Certificates of deposit due within one year                -         339,816         (330,745)  O                      9,071
Trade receivables                                    981,131       2,023,299                -                      3,004,430
Other receivables                                    957,212         101,547                -                      1,058,759
Inventory                                          3,374,934         284,341                -                      3,659,275
                                              ---------------- ---------------  ---------------                ----------------

Total current assets                              15,766,201       2,790,920       (3,330,745)                    15,226,376
                                              ---------------- ---------------  ---------------                ----------------

SEVERANCE PAY FUND                                 1,084,977               -                -                      1,084,977
                                              ---------------- ---------------  ---------------                ----------------

PROPERTY AND EQUIPMENT, NET                        6,575,041         141,521                -                      6,716,562
                                              ---------------- ---------------  ---------------                ----------------

OTHER ASSETS:
Demo inventories, net of reserves                          -         255,255                -                        255,255
Intangible assets, net                                     -               -        2,626,000   D                  2,626,000
Goodwill                                                   -               -        4,068,726   E                  4,068,726
                                              ---------------- ---------------  ---------------                ----------------

Total assets                                      23,426,219       3,187,696        3,663,981                     29,977,896
                                              ================ ===============  ===============                ================

LIABILITIES AND SHAREHOLDERS'
   EQUITY

CURRENT LIABILITIES:
Current portion of capital lease obligation                -           8,730                -                          8,730
Deferred warranty revenue                                  -         260,609         (100,000)  F                    160,609
Accounts payable and accrued expenses              2,350,230       1,010,649           50,000   B                  3,410,879
                                              ---------------- ---------------  ---------------                ----------------

Total current liabilities                          2,350,230       1,279,988          (50,000)                     3,580,218
                                              ---------------- ---------------  ---------------                ----------------

LONG-TERM LIABILITIES:
Long-term capital lease  obligation,  net of               -           6,796                -                          6,796
current portion
Accrued severance pay                              3,685,099               -                -                      3,685,099
Promissory notes                                           -               -        1,686,964   C                  1,686,964
Subordinated debt to the parent company                    -       1,804,735       (1,804,735)  L                          -
                                              ---------------- ---------------  ---------------                ----------------

Total long-term liabilities                        3,685,099       1,811,531         (117,771)                     5,378,859
                                              ---------------- ---------------  ---------------                ----------------

SHAREHOLDERS' EQUITY:
Common stock                                         315,972          15,000           17,500   G, H              $  348,472
Additional paid-in capital                       108,297,346         261,096        3,360,333   G, I             111,918,775
Deferred compensation                                (18,000)              -                -                        (18,000)
Accumulative deficit                             (86,710,494)       (179,919)         153,919   J, K             (86,736,494)
Treasury stock                                    (3,537,106)              -                -                     (3,537,106)
Notes receivable from stockholders                  (956,828)              -                -                       (956,828)
                                              ---------------- ---------------  ---------------                ----------------

Total shareholders' equity                        17,390,890          96,177        3,531,752                     21,018,819
                                              ---------------- ---------------  ---------------                ----------------

Total liabilities and shareholders' equity       $23,426,219    $  4,019,762      $ 2,232,986                   $ 29,977,896
                                              ================ ===============  ===============                ================

                         PRO FORMA FINANCIAL INFORMATION
    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
         STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                  U.S. DOLLARS


                                                    Electric                                                        Pro forma
                                                   Fuel Corp.         I.E.S.                                         Combined
                                                    June 30,         June 30,        Pro forma                       June 30,
                                                      2002             2002         Adjustment       Reference         2002
                                                 ---------------  --------------- ---------------- -------------- ---------------
Statement of Operations Data:


Revenue                                              1,550,615        2,961,854               -                       4,512,469
Cost of revenue                                      2,184,580        1,414,617                                       4,122,237
                                                 ---------------  --------------- ----------------                ---------------
                                                                                              -
Gross profit (loss)                                   (633,965)       1,024,197                                         390,232
                                                                                              -
Operating expenses:
Research and development, net                        1,109,074           64,209               -                       1,173,283
Sales and marketing                                  2,099,609          629,817               -                       2,729,426
General and administrative                           2,248,104          512,266               -                       2,760,370
Amortization of purchased intangible assets                  -                -         525,043    N                    525,043
                                                 ---------------  --------------- ----------------                ---------------

                                                     5,456,787        1,206,292         525,043                       7,188,122

Income (loss) from operations                       (6,090,752)        (182,095)       (525,043)                     (6,797,890)

Financial income (expenses), net                       116,719            2,203         (76,250)   M                     42,672
                                                 ---------------  --------------- ----------------                ---------------

Income (loss) before adjustments                    (5,974,033)        (179,892)       (601,293)                     (6,755,218)

                                                 ---------------  --------------- ----------------                ---------------
Net income (loss)                                   (5,974,033)        (179,892)       (601,293)                     (6,755,218)
                                                 ---------------  --------------- ----------------                ---------------

Basic and diluted net loss per share                     (0.20)                                                           (0.20)
                                                 ===============                                                  ===============

Weighted average number of shares of
    Common Stock used in computation of
    basic net loss per share                        30,570,107                                                       33,820,107
                                                 ===============                                                  ===============


                         PRO FORMA FINANCIAL INFORMATION
    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
          STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
                                  U.S. DOLLARS


                                                    Electric                        Pro forma                        Pro forma
                                                   Fuel Corp.         I.E.S.        Adjustment      References       Combined
                                                 ---------------  --------------- ---------------  -------------  ----------------
Statement of Operations Data:


Revenue                                              4,032,888        3,514,054               -                         7,546,942
Cost of revenue                                      7,053,602        1,832,272               -                         8,885,874
                                                 ---------------  --------------- ---------------                 ----------------

Gross profit (loss)                                 (3,020,714)       1,681,782               -                        (1,338,932)

Operating expenses:
Research and development, net                        3,512,084           73,919               -                         3,586,003
Sales and marketing                                  6,255,703        1,430,549               -                         7,686,252
General and administrative                           4,760,866          918,324               -                         5,679,190
Amortization of purchased intangible assets                  -                -       1,050,086    N                    1,050,086
                                                 ---------------  --------------- ---------------                 ----------------

                                                    14,528,653        2,422,792       1,050,086                        18,001,531

Income (loss) from operations                      (17,549,367)        (741,010)     (1,050,086)                      (19,340,463)

Financial income (expenses), net                       262,579           13,561        (152,500)   M                      123,640
Interest charged by Israeli parent company                   -          (53,430)              -                           (53,430)
Other expense                                                -          (15,983)              -                           (15,983)
                                                 ---------------  --------------- ---------------                 ----------------

                                                       262,579          (55,852)       (152,500)                           54,227
                                                 ---------------  --------------- ---------------                 ----------------

Net loss                                           (17,286,788)        (796,862)     (1,202,586)                      (19,286,236)
                                                 ===============  =============== ===============                 ================

Basic and diluted net loss per share                     (0.71)                                                           (0.70)
                                                 ===============                                                  ================

Weighted average number of shares
    of Common Stock used in computation
    of basic net loss per share                     24,200,184                                                         27,450,184
                                                 ===============                                                  ================


    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                  U.S. DOLLARS

NOTE 1: -

         The unaudited pro forma condensed combined financial statements reflect the purchase of assets and liabilities of I.E.S. Electronics Industries U.S.A., Inc. The total purchase price consisted of $3,000,000 in cash, $1,800,000 in promissory notes (which was recorded at its fair value in amount of $1,686,954) and $3,653,929 in shares, which represented the market value of 3,250,000 shares of Electric Fuel's common stock at the date of the closing date. The purchase price also included $50,000 of transaction costs. The transaction has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date the acquisition was completed.

The purchase consideration was estimated as follows:

Common Stock (1)                                            $   3,653,929
Cash consideration                                              3,000,000
Present value of promissory note                                1,686,954
Estimated transaction expenses                                     50,000
                                                            --------------
Total consideration (2)                                     $   8,390,893
                                                            ==============

         (1) The value of the 3,250,000 shares of EFC's common stock issued upon the consummation of the acquisition was calculated based on the average of.closing date.

         (2) Based upon a valuation of tangible and intangible assets acquired, Electric Fuel has allocated the total cost of the acquisition to I.E.S.'s assets as follows (This allocation is for pro forma purposes only. Actual fair values will be based on the fair value of the net assets purchased as of July 1, 2002):

                                                           June 30,
                                                             2002
                                                       ------------------

Tangible assets acquired                                $  2,856,951

Intangible assets
         Technology                                        1,515,000
         Existing contracts                                   46,000
         Covenants not to compete                             99,000
         In process research and development                  26,000
         Customer list                                       527,000
         Trademarks                                          439,000
         Goodwill                                          4,068,726
Liabilities assumed                                       (1,186,784)
                                                       ------------------

Total consideration                                     $  8,390,893
                                                       ==================

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill arising from acquisitions will not be amortized. In lieu of amortization, EFC is required to perform an annual and interim impairment review. If EFC determines, through the impairment review process, that goodwill has been impaired, it will record the impairment charge in its statement of operations. EFC will also assess the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The value of the values assigned to the tangible, intangibles assets and liabilities was determined as following:

1. To determine the value of the Company's net current assets, net fixed assets and net liabilities, the Cost Approach was used, which requires that the assets and liabilities in question be restated to their market values. Per estimation made, the book values for the current assets and liabilities were reasonable proxies for their market values.
2. The amount of the excess cost attributable to technology of Range 2000, 3000 and A2Z Systems is $1,515,000 and was determined using the Income Approach.
3. The value assigned to purchased in-process technology relates to two projects ("Black Box" and A2Z trainer) valued at $200,000, and $20,000 respectively. The estimated fair value of the acquired in-process research and development platforms that had not yet reached technological feasibility and had no alternative future use amounted to $26,000. Technological feasibility or commercial viability of these projects was established at the acquisition date. These products were considered to have no alternative future use other than the technological indications for which they were in development. Accordingly, these amounts were immediately expensed in the consolidated statement of operations on the acquisition date in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method." The estimated fair values of these platforms were determined using discounted cash flow models. Projects were estimated to be 4% complete; estimated costs to completion of these platforms were approximately $200,000 and $25,000, respectively, and discount rate of 25% was used.
4. The value assigned to the customer list is amounted to $527,000. Management states that its customers have generally been very loyal to the Company's products; most present customers will purchase add-ons or up-grades to their IES simulator systems in the future, and some will purchase additional warranties for the systems they possess. The Company's customer list was valued using the Income Approach.
5. The value assigned to the trademarks amounted to $439,000 and was determined based on the Cost Approach. In doing so, it is assumed that historical expenditures for advertising are a reasonable proxy for the future benefits expected from the Trademarks and Trade names.
6. Value of IES's Covenant Not to Compete (CNC) was valued at the amount of $99,000. One of IES's intangible assets is its covenant not to compete. Asset Purchase Agreement precludes the former parent company, and its principals and key employees from competing with IES for five years from the Valuation Date. According to management, among the individuals covered by the CNC are the original developers of the Range 2000 and A2Z systems. Estimated CNC's value was determined using the Income Approach. The estimated value of the CNC is the sum of the present value of the cash flows that would be lost if the CNC was not in place. Specifically, the value of the CNC is calculated as the difference between the projected cash flows if the former parent company or its principals were to start competing immediately and the projected cash flows if those parties start competing after five years, when the CNC expires.

NOTE 2: -

         The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on June 30, 2002 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired as noted above, including the elimination of I.E.S.'s equity account.

    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                  U.S. DOLLARS

         The amount of excess cost attributable to in-process research and development of I.E.S. is estimated to be in the sum of $26,000. This amount will be recorded as research and development cost during the fiscal quarter in which the acquisition is consummated. This expense has not been included in the pro forma combined condensed statements of operations as it does not represent a continuing expense.

Adjustments included in the pro forma condensed combined balance sheet are summarized as follows:

         (A)      Cash consideration paid for I.E.S at the amount of $3,000,000.

         (B)      Accrued transaction costs at the amount of $50,000.

         (C) Issuance of promissory notes to the shareholders of I.E.S., as part of the consideration presented at the present value at the amount of $1,686,964.

         (D) Valuation of IES' intangible assets allocated to technology, customer list, existing contracts and covenants not to compete of $2,652,000.

         (E) Valuation of IES' intangible assets allocated to goodwill of $4,068,726.

         (F)      Fair value adjustment to I.E.S. deferred revenues.

         (G) Issuance of 3,250,000 shares of Common Stock with fair market value of $3,654,000, $32,500 out of which is allocated to Common Stock and the remaining amount of $3,621,500 to Additional paid-in-capital.

         (H) Elimination of the I.E.S. Common Stock at the amount of $15,000.

         (I) Elimination of the I.E.S. Additional paid-in-capital at the amount of $261,096.

         (J) Elimination of the I.E.S. Accumulated deficit at the amount of $179,919

         (K) Write-off of acquired in-process research and development at the amount of $26,000.

         (L) Elimination of subordinated debt to the former parent company of the acquiree, in the amount of $1,804,735.

         (M) Interest expenses related to the $3 million acquisition cost amounted of $76,250 for the six-month period ended June 30, 2002 and $152,500 for the year ended December 31, 2001.

         (N)      Amortization   of  intangible   assets  of  $525,043  for  the
                  six-month period ended June 30, 2002 and $1,050,086 for the year ended December 31, 2001.

         (O) Elimination of certificates are not purchased as part of the agreement at the amount of $330,745.

Pro forma weighted average number of shares used in computing basic and diluted net loss per share excludes employee stock options outstanding in each period because they are anti-dilutive.

    ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                  U.S. DOLLARS


NOTE 3

         Amortization of acquired intangible assets is calculated using the following estimated useful lives:

                                                                   Years
                                                             -----------------

Technology                                                         3.75
Existing contracts                                                   1
Customer list                                                        6
Trademarks and trade names                                      Indefinite
Covenant not to compete                                              5
Goodwill                                                       Not amortized





                                - - - - - - - - -